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                                                                    EXHIBIT 16.1


[Deloitte & Touche LLP letterhead]

June 11, 1998


Securities and Exchange Commission
Mall Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Sensys Technologies Inc. (formerly Daedalus Enterprises Inc.) dated June 9, 1998.



Yours truly,


/s/ Deloitte & Touche LLP